As filed with the Securities and Exchange Commission on September 28, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Orion Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	39-1847269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2210 Woodland Drive Manitowoc, Wisconsin	54220
(Address of principal executive offices)	(Zip Code)
Orion Energy Systems, Inc. Employee Stock Purchase Plan
(Full title of the plan)

Neal R. Verfuerth
Chief Executive Officer
Orion Energy Systems, Inc.
2210 Woodland Drive
Manitowoc, Wisconsin
(920) 892-9340
(Name, address and telephone number, including
area code, of agent for service)	Copy to: Steven R. Barth, Esq. Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed Maximum	Amount of
Securities to be	to be	Offering Price Per	Aggregate Offering	Registration
Registered	Registered(1)	Share(2)	Price(2)	Fee
Common Stock, no par value	2,500,000 shares	$3.03	$7,562,500	$540
Common Share Purchase Rights	2,500,000 rights	(3)	(3)	(3)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares of common stock, no par value (“Common Stock”), that may become issuable under the Orion Energy Systems, Inc. Employee Stock Purchase Plan by reason of stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on the NYSE Amex LLC on September 21, 2010.

(3)	The value attributable to the Common Share Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
          The following documents previously filed with the Commission by Orion Energy Systems, Inc. (hereinafter referred to as the “Company” or the “Registrant”) are hereby incorporated herein by reference:
(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010;

(c)	The Company’s Current Reports on Form 8-K filed April 2, May 4, May 14, June 25, July 2, July 23 and August 30, 2010; and

(d)	The description of the Common Stock and the Common Share Purchase Rights contained in the Company’s Registration Statement on Form 8-A (File No. 001-33887) filed with the Commission on March 31, 2010 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          Article IX of the Company’s Amended and Restated Bylaws (the “Bylaws”) provides that, to the fullest extent permitted or required by Wisconsin law, the Company will indemnify all of its directors and officers, any trustee of any of the Company’s employee benefit plans and any person who is serving at the Company’s request as a director, officer, employee or agent of another entity, against certain liabilities and losses incurred in connection with these positions or services. The Company will indemnify these parties to the extent the parties are successful in the defense of a proceeding and in proceedings in which the party is not successful in the defense of the proceeding unless, in the latter case only, it is determined that the party breached or failed to perform his or her duties to the Company and this breach or failure constituted:
•	a willful failure to deal fairly with the Company or the shareholders of the Company in connection with a matter in which the director or officer has a material conflict of interest;

•	a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was unlawful;

•	a transaction from which the director or officer derived an improper personal profit; or

•	willful misconduct.
          The Bylaws provide that the Company is required to indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent required or permitted by Wisconsin law. Additionally, the Bylaws require the Company under certain circumstances to advance reasonable expenses incurred by a director or officer who is a party to a proceeding for which indemnification may be available.
          Wisconsin law further provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Wisconsin law for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.
          Under Wisconsin law, a director is not personally liable for breach of any duty resulting solely from his or her status as a director, unless it is proved that the director’s conduct constituted conduct described in the bullet points above. In addition, the Company intends to obtain directors’ and officers’ liability insurance that will insure against certain liabilities, including liabilities under the Securities Act of 1933, as amended, subject to applicable restrictions.
Item 7. Exemption from Registration Claimed.
          Not Applicable.

Item 8. Exhibits.
          The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.	Exhibit
(4.1)	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.2)	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.3)	Rights Agreement, dated as of January 7, 2009, between Orion Energy Systems, Inc. and Wells Fargo Bank, N.A., which includes as Exhibit A thereto the Form of Right Certificate and as Exhibit B thereto the Summary of Common Share Purchase Rights (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed January 8, 2009 (File No. 001-33887)).

(5)	Opinion of Foley & Lardner LLP.

(23.1)	Consent of Grant Thornton LLP.

(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit 5 hereto).

(24)	Power of Attorney (included on the signature page to this Registration Statement).

(99.1)	Orion Energy Systems, Inc. Employee Stock Purchase Plan.

(99.2)	Orion Energy Systems, Inc. Employee Stock Purchase Plan Summary of Terms.
Item 9. Undertakings.
          (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on September 28, 2010.

ORION ENERGY SYSTEMS, INC.
By:	/s/ Neal R. Verfuerth
Neal R. Verfuerth
Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on September 28, 2010. Each person whose signature appears below constitutes and appoints Neal R. Verfuerth and Scott R. Jensen, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Neal R. Verfuerth Neal R. Verfuerth	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Scott R. Jensen Scott R. Jensen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ James R. Kackley James R. Kackley	Chairman of the Board

/s/ Michael W. Altschaefl	Director
Michael W. Altschaefl

/s/ Michael J. Potts	Director
Michael J. Potts

/s/ Thomas A. Quadracci Thomas A. Quadracci	Director

/s/ Elizabeth Gamsky Rich Elizabeth Gamsky Rich	Director

/s/ Thomas N. Schueller Thomas N. Schueller	Director

/s/ Mark C. Williamson Mark C. Williamson	Director

EXHIBIT INDEX

Exhibit No.	Exhibit
(4.1)	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.2)	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-145569)).

(4.3)	Rights Agreement, dated as of January 7, 2009, between Orion Energy Systems, Inc. and Wells Fargo Bank, N.A., which includes as Exhibit A thereto the Form of Right Certificate and as Exhibit B thereto the Summary of Common Share Purchase Rights (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed January 8, 2009 (File No. 001-33887)).

(5)	Opinion of Foley & Lardner LLP.

(23.1)	Consent of Grant Thornton LLP.

(23.2)	Consent of Foley & Lardner LLP (contained in Exhibit 5 hereto).

(24)	Power of Attorney (included on the signature page to this Registration Statement).

(99.1)	Orion Energy Systems, Inc. Employee Stock Purchase Plan.

(99.2)	Orion Energy Systems, Inc. Employee Stock Purchase Plan Summary of Terms.